Exhibit 5.1

One Arts Plaza, 1722 Routh Street, Suite 1500 | Dallas, TX 75201| T 214.969.1700 | F 202.955.5564

Holland & Knight LLP | www.hklaw.com

December 28, 2022

Board of Directors
Granite Ridge Resources, Inc.
5217 McKinney Avenue
Suite 400
Dallas, Texas 75205

Re:           Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Granite Ridge Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act by the Company of 6,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable under the Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan (as amended, the “Plan”). This opinion is being issued pursuant to the requirements of the Act.

In so acting, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and all exhibits thereto, (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (iii) the Company’s Amended and Restated Bylaws, as amended to date and currently in effect; (iv) the Plan, as amended to date and currently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to, among other matters, the approval of the Plan, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (i) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares; (ii) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a duplicate or a certified or conformed copy and the authenticity of the original of each document received by us as a duplicate or a certified or conformed copy; (iii) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (iv) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof; (v) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents; and (vi) that the offer and sale of Shares under the Plan complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers, directors or other representatives of the Company.

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Board of Directors of Granite Ridge Resources, Inc.

December 28, 2022

Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the General Corporation Law of the State of Delaware and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Delaware, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP
Holland & Knight LLP